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                                                               EXHIBIT 2.11
                      AUTHORIZATION OF INSPECTION


                  The undersigned hereby authorize ATLANTIC BEVERAGE COMPANY, INC., its affiliates and authorized representatives (collectively the "Company"), to obtain access to, inspect and obtain copies of any documents relevant or pertaining to the creation or operation of the business enterprise known as Richard's and all predecessors thereto.

                  This authorization extends to, but is not limited to, such documents in the possession of attorneys, accountants, financial institutions, insurance brokers or agents, insurance companies, financial advisors, customers, engineers or engineering firms, governments or government agencies, credit agencies, chambers of commerce, better business bureaus, trade associates, realtors, lessors and lessees, and such persons and entities are hereby directed to cooperate in all respects with the business. The undersigned hereby release such parties from all claims or actions arising out of the foregoing authorization.

                  This authorization expressly extends to such documents whether they were prepared or obtained or maintained for, or at the instance of, the undersigned in his individual name, or in the name of the business enterprise above described.

                  The undersigned understand that this is a general authorization relating to the foregoing documents and the undersigned executed this voluntarily and knowingly and intend to be bound by the same.

RICHARD'S


By                                                        Date: August 1, 1996
      -------------------------------------
      J.L. Richard, Sole Proprietor



STATE OF LOUISIANA                          )
                                            ) SS
PARISH OF ACADIA                            )

                  I, __________________________, a Notary Public in and for said
County, in the State aforesaid, DO HEREBY CERTIFY that J.L. Richard, the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his own free and voluntary act for the uses and purposes therein set forth.

                  GIVEN under my hand and notarial seal this 1st day of August, 1996.


                                      -----------------------------------------
                                      Notary Public

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My Commission Expires: ____________